Exhibit 10.50

NET SMELTER ROYALTY AGREEMENT

THIS AGREEMENT made the 3rd day of April, 2003,

BETWEEN:

BARRICK GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario,

(hereinafter referred to as the “Holder”),

— and —

MCWATTERS MINING INC., a corporation existing under the laws of Quebec,

(hereinafter referred to as the “Owner”).

WHEREAS the Owner has entered into a purchase and sale agreement (the “Purchase Agreement”) dated February 21, 2003 with the Holder providing for the purchase by the Owner of the East Malartic Properties (as hereinafter defined) from the Holder on the terms set out in the Purchase Agreement;

AND WHEREAS, as part of the consideration for the purchase of the East Malartic Properties, the Owner has agreed to grant to the Holder a Royalty (as hereinafter defined) on all Products (as hereinafter defined) mined or otherwise recovered on or after the date hereof from the East Malartic Properties;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1                           Defined Terms. For purposes of this Agreement (including the recitals and Schedules hereto), the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“affiliate” has the meaning given to such term in the Business Corporations Act (Ontario), as in effect on the date hereof;

“Average Gold Price” during any period means the result obtained by dividing the sum of the Spot Price of Gold on each day during that period by the number of days that prices were posted during that period;

“Bullion Value” in any quarter means the product of (i) the number of troy ounces of Gold Bullion refined from Product and returned or credited to the Owner or its affiliates by the applicable refinery or refineries during that quarter, multiplied by (ii) the Average Gold Price during that quarter;

“Business Day” means a day, other than a Saturday or a Sunday, on which banks are open for ordinary banking business in each of Toronto, Ontario; Montreal, Quebec; and London, England;

“Commercial Production” means the date upon which Product from any portion of the East Malartic Properties is first delivered to a purchaser on a commercial basis, it being agreed that deliveries of such Products resulting from pilot or test operations shall not be considered as deliveries on a commercial basis. The Owner shall deliver to the Holder notice indicating said date as soon as practicable after the occurrence thereof;

“Dispute” has the meaning set out in Section 3.1;

“East Malartic Properties” means the interests of the Holder in the mining claims described in Schedule “A” hereto and acquired by the Owner pursuant to the Purchase Agreement or any replacements, substitutions or modifications of any of said claims held by the Owner or any of its affiliates which may arise in the future covering the same area, together with all applications, surveys, easements, rights of way, rights, titles or interests of every kind and description which the Owner or its affiliates has rights with respect to, or otherwise owns or controls, relating to or acquired in connection with one or more of said claims;

“Gold Bullion” means gold refined from Products to a form that meets good delivery standards in the London Bullion Market, or a comparable terminal market;

“Holder” has the meaning set out in the first recital hereto;

“Net Smelter Return” in any quarter means the amount, if any, by which the Bullion Value in such quarter exceeds the sum of the Refining Costs and Taxes in such quarter (it being agreed that the foregoing shall control, notwithstanding any intervening transfer of any intermediate Product from the Owner to any affiliate. The Owner and the Holder acknowledge that the purpose of this clause is to ensure that the Net Smelter Return is determined in a timely manner for Gold Bullion mined and removed from the East Malartic Properties, regardless of whether an actual sale of such Gold Bullion is made by the Owner).

The Owner acknowledges and agrees that it shall not deduct the costs of mining, milling, leaching or any other on-site processing costs (other than Refining Costs) incurred by the Owner or its affiliates in the determination of the Net Smelter Return. If smelting or refining is carried out in facilities owned or controlled, in whole or in part, by the Owner or its affiliates, then the Refining Costs shall be the amount that the Owner would have incurred if such smelting or refining were carried out at facilities not owned or controlled by the Owner then offering comparable services for comparable products on prevailing terms;

“Processor” means, collectively, any Third Party smelter, refiner, processor, purchaser or other user of Products other than the Owner or its affiliates;

“Product” means ores mined from the East Malartic Properties and any concentrates or other materials or products derived therefrom as part of the operations relating to the East Malartic Properties and carried out hereunder, provided, however, that if any such ores, concentrates or other materials or products are subjected to further treatment as part of such operations, such ores, concentrates or other materials or products shall not be considered to be “Product” until after they have been so treated;

“Purchase Agreement” has the meaning set out in the first recital hereto;

“quarter” means a calendar quarter;

“Refining Costs” in any quarter means all costs and expenses of smelting and refining, including all costs of assaying, sampling, custom-smelting and refining, all independent representative and umpire charges, and the costs of transporting, handling and insuring the material from the East Malartic Properties to the refinery or smelter, as the case may be;

“Royalty” means the net smelter royalty granted by the Owner to the Holder, pursuant to Section 2.1;

“Spot Price of Gold” at any date means the price for refined gold in U.S. dollars as established pursuant to the London Bullion Brokers Association P.M. Gold Fix on that date, as quoted in the Wall Street Journal, Reuters or another reliable source selected by the Owner. If the London Bullion Brokers Association P.M. Gold Fix ceases to be published, the Spot Price of Gold as at any date shall be determined on such basis as may be agreed to in writing at that time by the Holder and the Owner or, failing such agreement, shall be the price of gold in U.S. dollars as quoted by and at the closing of the New York Commodity Exchange (COMEX) (or any successor thereto) on that date, as determined by the Owner;

“Taxes” shall mean all imposts, royalties, duties, assessments, ad valorem and other taxes (other than income and capital taxes) imposed upon or in connection with producing, transporting and selling Products, by any federal, state or local governmental entity or subdivision thereof;

“Third Party”, in relation to any party, means a person with whom such party deals at arm’s length (within the meaning of the Income Tax Act (Canada), as in effect on the date hereof); and

“Trading Activities” means any and all price hedging and price protection activities undertaken by the Owner or its affiliates with respect to any Products or currency exchanges, including any forward sale and/or purchase contracts, spot-deferred contracts, option contracts, speculative purchases and sales of forward, futures and option contracts, both on and off commodity exchanges.

1.2                           Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States dollars.

1.3                           Sections and Headings. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless otherwise specified, any reference herein to a Section or Schedule refer to the specified Section of or Schedule to this Agreement.

1.4                          Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a)           words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(b)           the words “include”, “includes” and “including” mean “include”, “includes” or “including”, in each case, “without limitation”;

(c)           reference to any agreement, indenture or other instrument in writing means such agreement, indenture or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(d)           if there is any conflict or inconsistency between the provisions contained in the body of this Agreement and those of any Schedule hereto, the provisions contained in the body of this Agreement shall prevail;

(e)           time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(f)            whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.

1.5                           Accounting Principles. Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in Canada, including those approved from time to time by the Canadian Institute of Chartered Accountants or any successor body thereto.

1.6                           Entire Agreement. This Agreement, together with the other documents executed and delivered in connection herewith, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including the letter of intent dated January 31, 2003 between the Holder and the Owner. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided or as provided in other documents executed and delivered by the parties in connection herewith.

1.7                           Time of Essence. Time shall be of the essence of this Agreement.

1.8                           Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.9                           Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by that party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.10                         Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct. To the extent that any such provision is found to be invalid, illegal or unenforceable, the parties hereto shall act in good faith to substitute for such provision, to the extent possible, a new provision with content and purpose as close as possible to the provision so determined to be invalid, illegal or unenforceable.

1.11                         Schedules. The following Schedules are attached to and form part of this Agreement:

Schedule “A” — Description of East Malartic Properties

ARTICLE 2

NET SMELTER ROYALTY

2.1                           Grant of Royalty. On the terms and subject to the conditions of this Agreement, the Owner hereby grants, transfers, conveys and agrees to pay to the Holder a net smelter royalty (the “Royalty”) at a variable rate (the “Royalty Rate”) such that for Gold Bullion refined from Product where the Average Gold Price during any applicable quarter is:

(a)           $350 or more, the Royalty Rate shall be 3% of the Net Smelter Return; or

(b)           less than $350, the Royalty Rate shall be 2% of the Net Smelter Return.

2.2                           Calculation and Payment.

(a)           Beginning on the date on which any portion of the East Malartic Properties comes into Commercial Production, the Royalty shall be calculated on a quarterly basis and the amount of the Royalty payable to the Holder in respect of any applicable quarter shall be equal to the product of the Net Smelter Return multiplied by the applicable Royalty Rate during such quarter.

(b)           The Royalty payment due to the Holder in respect of any quarter shall be paid to the Holder within 30 days after the end of such quarter by the delivery to the Holder of a certified cheque or bank draft in the appropriate amount made payable to or to the order of the Holder. All Royalty payments, including interest, if any, shall be made in United States dollars and will be made subject to withholding or deduction in respect of the Royalty for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any government having power and jurisdiction to tax and for which a Processor or the Owner is obligated by law to withhold or deduct and remit to such taxing authority having such power and jurisdiction.

(c)           In the event that any Royalty payment required to be made to the Holder hereunder is not made when due, that payment shall bear interest at a rate equal to the Prime Rate plus 4.0%, compounded monthly on the last day of each month, until paid. For the purposes hereof, the term “Prime Rate” means the per annum rate quoted or announced from time to time by the principal office of the Royal Bank of Canada in Toronto as its reference rate of interest for United States dollar loans made in Canada. The rate of interest payable on such late payments will change simultaneously with charges in the Prime Rate from time to time.

2.3                           Buy Out Option. The Holder hereby grants to the Owner the exclusive option (the “Buy Out Option”) to purchase one-half of the Holder’s right to be paid the Royalty, for an aggregate consideration of (i) $1.5 Million at any time when the Royalty Rate for the preceding quarter was 3%, or (ii) $1 Million at any time when the Royalty Rate for the preceding quarter was 2%, such that after the exercise of the Buy Out Option by the Owner, the Royalty Rate will be reduced by one-half, to (i) 1.5% where the Average Gold Price is $350 or more, or (ii) 1% where the Average Gold Price is less than $350, respectively. The Buy Out Option may be exercised by the Owner delivering a notice to the Holder at any time with the aforesaid payment as determined in this Section 2.3. Payment of the Buy Out Option shall only be made by certified cheque, bank draft or wire transfer payable to the Holder, or as the Holder may direct in writing. Upon the receipt of said payment by the Holder, one-half of the Royalty shall automatically and without action on the part of the Holder (except to acknowledge said exercise of the Buy Out Option if requested by the Owner) and the Owner immediately vest in the Owner and the quantum of the Royalty be reduced accordingly. The parties agree that notwithstanding the immediate and automatic reduction of the Royalty as provided in this Section 2.3, any Royalties accrued but not yet paid to the Holder prior to the exercise of the Buy Out Option shall be paid, as provided in this Agreement, at the Royalty Rate prevailing prior to the exercise.

2.4                           Request for Data. If requested by the Holder at the time each Royalty payment is made, the Owner shall provide copies of all relevant data relating to the Royalty calculation (including all settlement sheets used in calculating the Net Smelter Return) to the Holder.

2.5                           Accounting Matters.

(a)           All calculations and computations relating to the Royalty payments to be made to the Holder hereunder shall be made on the accrual method and shall be carried out on a consistent basis in accordance with generally accepted accounting principles to the extent that such principles are not inconsistent with the provisions of this Agreement. In the event of any inconsistency between such accounting principles and the provisions of this Agreement, this Agreement shall prevail.

(b)           Any Royalty payment made hereunder shall be considered final and in full satisfaction of all obligations of the Owner hereunder in respect of the Royalty payable for the quarter to which such payment relates unless within 24 months (the “Review Period”) after the receipt by the Holder of a quarterly payment, the

Holder provides a written notice of its objection (describing in detail the specific objection and its basis therefor) to the Owner. In the event that a Dispute (as herein defined) arises that cannot be resolved by the mutual agreement of the parties within 60 days after receipt of such notice of objection by the Owner, any party may elect to have the Dispute arbitrated in accordance with Section 3.1.

(c)           Upon not less than 30 Business Days’ prior written request from the Holder, duly authorized representatives of the Holder’s chartered accountants shall be entitled, at the Holder’s cost and expense to inspect and audit, within the Review Period, such books of account, records and supporting materials related to the determination of the Royalty or otherwise confirming the rights and obligations of the Holder and the Owner hereunder. The Holder and the Owner agree to make such adjustments, if any, to Royalty payments previously made as may be required as a result of such audit. In the event that a Dispute arises regarding any adjustment to Royalty payments as provided in this Section 2.5(c) herein which cannot be resolved by the mutual agreement of the parties within 60 days, any party may elect to have the Dispute arbitrated in accordance with Section 3.1. The accounting firm selected by the Holder shall execute and deliver in favour of the Owner a confidentiality agreement that includes the confidentiality provisions of Section 3.3(a).

(d)           The Owner shall have the right to commingle any Products with ore, concentrates, minerals and other material mined and removed from other properties, provided, however, that the Owner shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Owner may use any procedures accepted within the mining and metallurgical industry which it believes are suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedure shall be final and binding on the Holder. In addition, comparable procedures may be used by the Owner to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner or purchaser of such material.

(e)           Any Trading Activities engaged in by the Owner or its affiliates in respect of Products, and the profits and losses generated thereby, shall not, in any manner, be taken into account in the calculation of Royalty payments due to the Holder, whether in connection with the determination of price, the date of sale or the date any Royalty payment is due. The Holder acknowledges that the Owner engaging in Trading Activities may result in the Owner realizing from time to time fewer or more dollars for Gold Bullion than does the Holder, as the Holder’s Royalty payment is established by published prices. Similarly, the Holder shall not be obligated to share in any losses generated by any such Trading Activities with respect to Gold Bullion.

(f)            For the purpose of determining the amount of the Royalty payments required to be made to the Holder pursuant to Section 2.2, all receipts and disbursements in a non-United States currency will be converted into United States currency on the basis of the noon rate of exchange quoted by the United States Federal Reserve Bank on the last Business Day prior to the date of receipt or disbursement, as the case may be, or, failing such quotation, on the basis of the noon rate of exchange quoted by Bank of America or its successors on that Business Day.

(g)           The Owner shall have the right to mine, remove and sell small amounts of Product as is reasonably necessary for sampling, assaying, metallurgical testing and evaluation of the minerals potential of the East Malartic Properties. The Holder shall not be entitled to a Royalty in respect of such sales.

ARTICLE 3

GENERAL MATTERS

3.1                           Cooperation and Dispute Resolution. In the event of any dispute, claim, question or disagreement (each a “Dispute”) arising out of or relating to this Agreement, the parties shall use all reasonable endeavours to settle such Dispute. To this effect, they shall consult and negotiate with each other in good faith and attempt to reach a just and equitable solution to the Dispute within a period of 60 days from the matter in dispute being raised by a party. If the parties cannot resolve the Dispute within the 60 day period, a party may refer the Dispute to arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitration shall be held in the City of Montreal and determined by a single arbitrator and, unless the parties agree to share the costs of the arbitration, the arbitrator shall determine what portion of the costs and expenses incurred in such proceeding shall be borne by each party participating in the arbitration. The award of the arbitrator shall be final and binding on each of the parties and shall not be subject to any appeal on any ground, including an error of law. The parties covenant that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.

3.2                           Records. The Owner shall, from and after the date hereof, keep accurate records of the tonnage, volume of Products, analysis of Products, weight, moisture, assays of pay metal content and other records, as appropriate, related to the determination of the Net Smelter Return.

3.3                           Confidentiality.

(a)           The Holder shall not, without the express written consent of the Owner, which consent may not be unreasonably withheld, disclose the contents of this Agreement or any non-public information received under this Agreement relating to the Owner or the East Malartic Properties (the “Confidential Information”), other than to employees, agents or consultants of the Holder in respect of the administration or enforcement of its rights hereunder and who agree to be bound by the confidentiality provisions of this Agreement (the breach of which shall be deemed to be a breach by the Holder). In addition, the Holder shall not use any Confidential Information for its own use or benefit except for the purpose of administering or enforcing its rights under this Agreement.

(b)           The Holder may disclose Confidential Information to a prospective lender to whom the Holder may, in good faith, grant an interest in the Royalty payments as security for the Holder’s bona fide obligations to such lender, but only if the Owner has been provided with a confidentiality agreement that includes the confidentiality provisions of Section 3.3(a), and that has been executed by such lender.

(c)           The Holder may disclose Confidential Information if such disclosure is required for compliance with applicable laws, rules, regulations or orders of any governmental agency or stock exchange having jurisdiction over the Holder or its affiliates; provided however, that the Holder shall give notice to Owner of such disclosure as far in advance of such disclosure as is reasonably practicable and ensure that only such information as is necessary to comply with the Holder’s obligations is disclosed.

3.4                           Right to Inspect. Upon not less than 30 days’ notice to the Owner, the Holder or its authorized representatives may enter upon all surface and subsurface portions of the East Malartic Properties for the purpose of inspecting the East Malartic Properties, all improvements thereto and operations thereon, and may, subject to the obligations of confidentiality described in Section 3.3, inspect and copy all records and data pertaining to the determination of the Royalty, including such records and data which are maintained electronically. The Holder or its authorized representatives shall enter the East Malartic Properties at its own risk and may not unreasonably hinder operations on or pertaining to the East Malartic Properties. The Holder shall indemnify and save harmless the Owner and its affiliates (including direct and indirect parent companies) and their respective directors, officers, shareholders, employees, agents and attorneys, from and against any expenses, costs, penalties, fines, losses, liabilities (including, all amounts paid in settlement, all interest and penalties and all legal and other professional fees and disbursements) which may be suffered or incurred by any of them by reason of damage to property or injury to the Holder or any of its agents or representatives caused by the Holder’s exercise of its rights herein.

3.5                           No Implied Covenants. The parties agree that no implied covenants or duties relating to exploration, development, mining or the payment of production royalties or any other matters provided for herein shall affect any of their respective rights or obligations hereunder, and that the only covenants or duties which affect such rights and obligations shall be those expressly set forth and provided for in this Agreement.

3.6                           Change in Ownership of Right to Royalty. No change or division in the ownership of the Royalty, however accomplished, shall enlarge the obligations or diminish the rights of the Owner or its affiliates. The Holder covenants and agrees that any change in ownership of the Royalty shall be accomplished in such a manner that the Owner and its affiliates shall be required to make payments and give notice to no more than one person, firm, corporation, or entity, and upon breach of this covenant, the Owner and its affiliates may retain all Royalty payments otherwise due until such breach has been cured. No change or division in the ownership of the Royalty or right to Royalty payments shall be binding on the Owner or its affiliates until the Holder shall have delivered to the Owner a certified copy of the instrument evidencing the change or division of such ownership.

3.7                           Lapse of Mining Claims. If the Owner decides at any time after the date hereof to allow any mining claims comprising the East Malartic Properties to lapse or otherwise expire (the “Expiration Date”) for any reason, (i) it shall give notice of its intention to the Holder at least 90 days prior to the Expiration Date, and (ii) if the Holder requests the Owner to do so within 30 days before the Expiration Date, the Owner shall transfer such mining claims to the Holder for $10.

3.8                           Property Right; Further Assurances; Registration of Interest.

(a)           The Owner acknowledges and agrees that (i) the Royalty is a property right and creates an interest in each of the East Malartic Properties that runs with each of the East Malartic Properties and such interest shall be applicable to the Owner and its successors and any permitted assigns of any or all of the East Malartic Properties, and (ii) the Royalty shall attach to any amendments, relocations or conversions of any mining claims comprising any or all of the East Malartic Properties.

(b)           Each party shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the documents and transactions contemplated in this Agreement, in each case at the cost and expense of the party requesting such further document or action, unless expressly indicated otherwise. The Holder may register or record against the title to any or all of the East Malartic Properties such form of notice, caution or other document (including, without limitation, a copy of this Agreement) as it considers appropriate to protect its right to receive the Royalty hereunder. Each of the parties hereto hereby consents to such registering or recording and agrees to co-operate with such party to accomplish the same.

3.9                           Successors and Assigns.

(a)           This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties hereto and, where the context so permits, their respective successors and permitted assigns.

(b)           The Holder may assign, transfer or otherwise convey this Agreement or all or any of its rights in the Royalty to any of its respective affiliates without the prior written consent of the Owner.

(c)           In the event that the Holder desires to sell, transfer or assign all or any of its rights to the Royalty to a Third Party, the Holder shall notify the Owner of its desire to do so (a “Notice of Intent to Sell”) setting forth the terms and conditions upon which they are prepared to sell such interest. The Owner shall have a period of 45 days after receipt of a Notice of Intent to Sell in which to purchase the interest being offered on the terms and conditions specified in the Notice of Intent to Sell (“Right of First Refusal”) by delivering a notice of acceptance (a “Notice of Acceptance”) to the Holder, failing which the Holder shall have 180 days in which to sell the interest to a Third Party on terms and conditions no less favourable to the Owner and no more favourable to the Third Party than the terms and conditions described in the Notice of Intent to Sell. Delivery of a Notice of Intent to Sell by the Holder and the delivery of a Notice of Acceptance by the Owner shall, in each instance, be irrevocable and shall be binding on the party delivering such notice. If no such sale to the Third Party occurs within such 180 day period, the foregoing provisions of this Section 3.9(c) shall again apply to any proposed sale of any interest by the Holder.

The parties hereto agree that the Right of First Refusal provided in this Section 3.9(c) if exercised by the Owner, is in addition to the Buy Out Option provided in Section 2.3 herein and does not have to be exercised in substitution of such option.

(d)           The Owner may assign, transfer or otherwise convey this Agreement or all or any of its rights or obligations hereunder in connection with any assignment or conveyance of the East Malartic Properties or any interest in it in any manner whatsoever without the prior written consent of the Holder; provided, however, that it shall be a condition of such assignment, transfer or conveyance that the transferee first execute and deliver to the other parties an instrument pursuant to which the transferee agrees to be bound by the terms hereof and by all of the liabilities and obligations of the transferor hereunder in the same manner and to the same extent as though the transferee was an original party hereto in the first instance.

3.10                         Notices.

(a)           Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

if to the Holder:

Barrick Gold Corporation

BCE Place, TD Canada Trust Tower

161 Bay Street, Suite 3700, P.O. Box 212

Toronto, Ontario

M5J 2S1

Attention:	Brad Doores
Telecopier No.:	(416) 861-9717

if to the Owner:

McWatters Mining Inc.

McWatters Mining Inc.

1800, av. McGill College

Bureau 2400

Montreal, Quebec

H3A 3J6

Attention: President

Telecopier: 514-879-1787

(b)           Any such notice or other communication shall be deemed to have been given and received on the day on which it was personally delivered or transmitted by telecopier, receipt confirmed (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the fifth Business Day following the date of mailing; provided, however, that if at the time of mailing or within five Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by telecopier.

(c)           Any party may change its address for service at any time by giving notice to each of the other parties in accordance with this Section 3.10.

3.11                         English Language. The parties hereby have expressly required that this Agreement and all deeds, documents and notices relating hereto be drafted in the English language. Les parties aux présentes ont expressément exigé que la présente convention et tous les autres contrats documents ou avis qui y sont afférents soient rédigés en langue anglaise.

3.12                         Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties.

BARRICK GOLD CORPORATION

Per:
Name:
Title:

Per:
Name:
Title:
We have authority to bind the Corporation

MCWATTERS MINING INC.

Per:
Name:
Title:

Per:
Name:
Title:
We have authority to bind the Corporation

SCHEDULE “A”

DESCRIPTION OF EAST MALARTIC MILL, MINING PROPERTIES AND

EXPLORATION PROPERTIES

(a)  East Malartic Mill

The East Malartic Mill as identified on the attached map consist of the following mining concessions and claims:

Project #	Claim #	Surveying date	Expiration date	Area (hec)	Township	Range	Lot	NTS	Ownership
619	CM291	1937-10-07	12/31/2003	394.00	FOURNIERE			32D/01	100% BARRICK GOLD
619	CM299	1938-05-11	12/31/2003	391.78	FOURNIERE			32D/01	100% BARRICK GOLD
619	3893751	6/17/1980	6/16/2003	17.00	FOURNIERE	8	41	32D/01	100% BARRICK GOLD
619	3893752	6/17/1980	6/16/2003	17.00	FOURNIERE	8	40	32D/01	100% BARRICK GOLD
619	3907411	1/29/1981	1/8/2005	20.00	FOURNIERE	8-S	38	32D/01	100% BARRICK GOLD; 15% NPI
619	3907412	1/29/1981	1/8/2005	20.00	FOURNIERE	8-S	39	32D/01	100% BARRICK GOLD; 15% NPI
619	3907413	1/29/1981	1/8/2005	20.00	FOURNIERE	8-S	40	32D/01	100% BARRICK GOLD; 15% NPI
619	3907414	1/29/1981	1/8/2005	20.00	FOURNIERE	8-S	41	32D/01	100% BARRICK GOLD; 15% NPI
619	3907421	1/29/1981	1/8/2005	20.00	FOURNIERE	8-S	42	32D/01	100% BARRICK GOLD; 15% NPI
619	3907422	1/29/1981	1/8/2005	20.00	FOURNIERE	8-S	43	32D/01	100% BARRICK GOLD; 15% NPI
619	3907423	1/29/1981	1/8/2005	20.00	FOURNIERE	8-S	44	32D/01	100% BARRICK GOLD; 15% NPI
619	3907424	1/29/1981	1/8/2005	20.00	FOURNIERE	8-S	45	32D/01	100% BARRICK GOLD; 15% NPI
619	3907431	1/29/1981	1/7/2005	20.00	FOURNIERE	8-S	46	32D/01	100% BARRICK GOLD; 15% NPI
619	3907432	1/29/1981	1/7/2005	17.00	FOURNIERE	8-N	46	32D/01	100% BARRICK GOLD; 15% NPI
619	3907433	1/29/1981	1/7/2005	17.00	FOURNIERE	8-N	45	32D/01	100% BARRICK GOLD; 15% NPI
619	3907434	1/29/1981	1/7/2005	17.00	FOURNIERE	8-N	44	32D/01	100% BARRICK GOLD; 15% NPI.
619	3907441	1/29/1981	1/7/2005	18.00	FOURNIERE	8-N	39	32D/01	100% BARRICK GOLD; 15% NPI
619	3907442	1/29/1981	1/7/2005	18.00	FOURNIERE	8-N	38	32D/01	100% BARRICK GOLD; 15% NPI
619	3922781	6/17/1980	6/16/2003	17.00	FOURNIERE	8	43	32D/01	100% BARRICK GOLD
619	3922782	6/17/1980	6/16/2003	17.00	FOURNIERE	8	42	32D/01	100% BARRICK GOLD
619	3950781	10/25/1980	3/15/2005	15.50	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950782	10/25/1980	3/15/2005	12.60	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950783	10/25/1980	3/15/2005	10.10	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950784	10/25/1980	3/15/2005	13.50	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950785	10/25/1980	3/15/2005	8.50	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950791	10/26/1980	3/15/2005	15.50	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	4087941	5/10/1982	4/20/2005	20.00	FOURNIERE	8-S	30	32D/01	100% BARRICK

									GOLD; 15% NPI
619	4087942	5/10/1982	4/20/2005	20.00	FOURNIERE	8-S	31	32D/01	100% BARRICK GOLD; 15% NPI
619	4087943	5/10/1982	4/20/2005	20.00	FOURNIERE	8-S	32	32D/01	100% BARRICK GOLD; 15% NPI
619	4087944	5/10/1982	4/20/2005	20.00	FOURNIERE	8-S	33	32D/01	100% BARRICK GOLD; 15% NPI
619	4087951	5/10/1982	4/21/2005	20.00	FOURNIERE	8-S	34	32D/01	100% BARRICK GOLD; 15% NPI
619	4087952	5/10/1982	4/21/2005	20.00	FOURNIERE	8-S	35	32D/01	100% BARRICK GOLD; 15% NPI
619	4087953	5/10/1982	4/21/2005	20.00	FOURNIERE	8-S	36	32D/01	100% BARRICK GOLD; 15% NPI
619	4087954	5/10/1982	4/21/2005	20.00	FOURNIERE	8-S	37	32D/01	100% BARRICK GOLD; 15% NPI
619	4088151	5/10/1982	4/20/2005	20.00	FOURNIERE	8-N	26	32D/01	100% BARRICK GOLD; 15% NPI
619	4088152	5/10/1982	4/20/2005	20.00	FOURNIERE	8-N	27	32D/01	100% BARRICK GOLD; 15% NPI
619	4088153	5/10/1982	4/20/2005	20.00	FOURNIERE	8-N	28	32D/01	100% BARRICK GOLD; 15% NPI
619	4088154	5/10/1982	4/20/2005	20.00	FOURNIERE	8-N	29	32D/01	100% BARRICK GOLD; 15% NPI
619	4088161	5/10/1982	4/20/2005	20.00	FOURNIERE	8-N	30	32D/01	100% BARRICK GOLD; 15% NPI
619	4088162	5/10/1982	4/20/2005	20.00	FOURNIERE	8-N	31	32D/01	100% BARRICK GOLD; 15% NPI
619	4088163	5/10/1982	4/20/2005	20.00	FOURNIERE	8-N	32	32D/01	100% BARRICK GOLD; 15% NPI
619	4088164	5/10/1982	4/20/2005	22.00	FOURNIERE	8-N	33	32D/01	100% BARRICK GOLD; 15% NPI
619	4088171	5/10/1982	4/21/2005	24.00	FOURNIERE	8-N	34	32D/01	100% BARRICK GOLD; 15% NPI
619	4088172	5/10/1982	4/21/2005	22.00	FOURNIERE	8-N	35	32D/01	100% BARRICK GOLD; 15% NPI
619	4088173	5/10/1982	4/21/2005	17.00	FOURNIERE	8-N	36	32D/01	100% BARRICK GOLD; 15% NPI
619	4088174	5/10/1982	4/21/2005	17.00	FOURNIERE	8-N	37	32D/01	100% BARRICK GOLD; 15% NPI
619	4137521	11/26/1982	11/25/2004	20.00	FOURNIERE	08S	26	32D/01	100% BARRICK GOLD
619	4137522	11/26/1982	11/25/2004	20.00	FOURNIERE	08S	27	32D/01	100% BARRICK GOLD
619	4137523	11/26/1982	11/25/2004	20.00	FOURNIERE	08S	28	32D/01	100% BARRICK GOLD
619	4137524	11/26/1982	11/25/2004	20.00	FOURNIERE	08S	29	32D/01	100% BARRICK GOLD
619	C005621	7/12/1934	7/11/2003	53.00	FOURNIERE	10	48	32D/01	100% BARRICK GOLD
619	C005622	7/12/1934	7/11/2003	38.00	FOURNIERE	10	44	32D/01	100% BARRICK GOLD
619	C005631	7/12/1934	7/11/2003	40.00	FOURNIERE	10	42	32D/01	100% BARRICK GOLD
619	C005632	7/12/1934	7/11/2003	30.00	FOURNIERE	10	40	32D/01	100% BARRICK GOLD
619	C005641	10/7/1935	7/6/2003	30.00	FOURNIERE	8	39	32D/01	100% BARRICK GOLD
619	C005642	10/7/1935	7/6/2003	19.00	FOURNIERE	8	35	32D/01	100% BARRICK GOLD
619	C007971	10/7/1935	10/6/2003	28.10	FOURNIERE	8	NONE	32D/01	100% BARRICK GOLD
619	C007972	10/7/1935	10/6/2003	27.10	FOURNIERE	8	NONE	32D/01	100% BARRICK GOLD
				1943.68

(b)   Mining Properties

The Mining Properties as identified on the attached map consist of the following mining concessions and claims:

“Canadian Malartic”

		Surveying	Expiration	Area
Project #	Claim #	date	date	(hec)	Township	Range	Lot	NTS	Ownership
619	CM226	1928-03-14	12/31/2003	62.53	FOURNIERE		1/2 EST	32D/01	100% BARRICK GOLD
619	CM267	1934-05-09	12/31/2003	78.10	FOURNIERE			32D/01	100% BARRICK GOLD
619	3941621	10/23/1980	3/15/2005	14.10	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941622	10/23/1980	3/15/2005	13.70	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941623	10/23/1980	3/15/2005	13.00	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941624	10/23/1980	3/15/2005	15.40	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941625	10/23/1980	3/15/2005	15.50	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941631	10/22/1980	3/15/2005	12.40	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941632	10/22/1980	3/15/2005	10.30	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941633	10/22/1980	3/15/2005	10.90	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941634	10/22/1980	3/15/2005	17.60	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3941635	10/22/1980	3/15/2005	9.80	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950771	10/24/1980	3/15/2005	15.10	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950772	10/24/1980	3/15/2005	17.20	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950773	10/24/1980	3/15/2005	17.50	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950774	10/24/1980	3/15/2005	12.20	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
619	3950775	10/24/1980	3/15/2005	3.70	FOURNIERE		NENO	32D/01	100% BARRICK GOLD
				339.03

“Barnat” and “Sladen”

Project #	Claim #	Registry date	Expiration date	Area (hec)	Township	Range	Lot	NTS	Ownership
619	CM281	1936-06-01	12/31/2003	71.22	FOURNIERE			32D/01	100% BARRICK GOLD
619	CM324	1942-02-20	12/31/2003	144.47	FOURNIERE			32D/01	100% BARRICK GOLD
				215.69

(c)   Exploration Properties

The Exploration Properties as identified on the attached map consist of the following mining claims:

“Amphi North”

Project #	Claim #	Surveying date	Expiration date	Area (hec)	Township	Range	Lot	NTS	Ownership
818	3681592	3/13/1978	2/22/2005	20.00	MALARTIC	3-S	4 1/2S	32D/01	100%LAC; 1%NSR BRW
818	3681593	3/13/1978	2/22/2005	20.00	MALARTIC	3-S	5 1/2S	32D/01	100%LAC; 1%NSR BRW
818	3692211	3/15/1978	2/27/2005	40.00	MALARTIC	2	6	32D/01	100%LAC; 1%NSR BRW
818	3698201	3/13/1978	2/22/2005	40.00	MALARTIC	2	4	32D/01	100%LAC; 1%NSR BRW
818	3698202	3/13/1978	2/22/2005	40.00	MALARTIC	2	5	32D/01	100%LAC; 1%NSR BRW
818	3698211	3/15/1978	2/21/2005	16.00	CADILLAC			32D/01	100%LAC; 1%NSR BRW
818	3698212	3/15/1978	2/21/2005	16.00	CADILLAC			32D/01	100%LAC; 1%NSR BRW
818	3698213	3/13/1978	2/21/2005	20.00	MALARTIC	3-S	2 1/2S	32D/01	100%LAC; 1%NSR BRW
818	3698214	3/13/1978	2/21/2005	40.00	MALARTIC	2	3	32D/01	100%LAC; 1%NSR BRW
818	3698231	3/13/1978	2/27/2005	20.00	MALARTIC	2-N	11 1/2N	32D/01	100%LAC; 1%NSR BRW
818	3698271	3/15/1978	2/27/2005	40.00	MALARTIC	2	8	32D/01	100%LAC; 1%NSR BRW
818	3698291	3/13/1978	2/22/2005	20.00	MALARTIC	3-S	3 1/2S	32D/01	100%LAC; 1%NSR BRW
818	3698292	3/13/1978	2/22/2005	20.00	MALARTIC	3-S	6 1/2S	32D/01	100%LAC; 1%NSR BRW
818	3705491	3/15/1978	2/27/2005	20.00	MALARTIC	2-N	10 1/2N	32D/01	100%LAC; 1%NSR BRW
818	3705511	3/15/1978	2/27/2005	20.00	MALARTIC	2-N	9 1/2N	32D/01	100%LAC; 1%NSR BRW
818	3705831	3/13/1978	2/21/2005	56.80	MALARTIC	3	1	32D/01	100%LAC; 1%NSR BRW
818	3705861	3/15/1978	2/27/2005	40.00	MALARTIC	2-N	7 1/2N	32D/01	100%LAC; 1%NSR BRW
				488.80

“Malartic 2M-5M”

Project		Surveying	Expiration	Area
#	Claim #	date	date	(hec)	Township	Range	Lot	NTS	Ownership
713	3639602	1/13/1977	12/24/2004	40.00	MALARTIC	4	40	32D/01	100%LAC;1%NSR BRW
713	3639611	1/13/1977	12/24/2004	40.00	MALARTIC	4	41	32D/01	100%LAC;1%NSR BRW
713	3639612	1/13/1977	12/24/2004	40.00	MALARTIC	4	42	32D/01	100%LAC;1%NSR BRW.
713	3639621	1/13/1977	12/24/2004	40.00	MALARTIC	4	43	32D/01	100%LAC;1%NSR BRW
713	3639622	1/13/1977	12/24/2004	40.00	MALARTIC	4	44	32D/01	100%LAC;1%NSR BRW

713	3639631	1/13/1977	12/26/2004	40.00	MALARTIC	4	45	32D/01	100%LAC;1%NSR BRW
713	3639632	1/13/1977	12/26/2004	40.00	MALARTIC	4	46	32D/01	100%LAC;1%NSR BRW
713	3639641	1/13/1977	12/26/2004	40.00	MALARTIC	4	47	32D/01	100%LAC;1%NSR BRW
713	3639642	1/13/1977	12/26/2004	40.00	MALARTIC	4	48	32D/01	100%LAC;1%NSR BRW
713	3655591	7/15/1977	6/29/2003	40.00	MALARTIC	3	43	32D/01	100%LAC;1%NSR BRW
713	3655592	7/15/1977	6/29/2003	40.00	MALARTIC	3	50	32D/01	100%LAC;1%NSR BRW
713	3655601	7/15/1977	6/29/2003	40.00	MALARTIC	3	51	32D/01	100%LAC;1%NSR BRW
713	3655631	7/15/1977	6/29/2003	40.00	MALARTIC	3	46	32D/01	100%LAC;1%NSR BRW
713	3655632	7/15/1977	6/29/2003	40.00	MALARTIC	3	49	32D/01	100%LAC;1%NSR BRW
713	3665032	1/13/1977	12/20/2004	40.00	MALARTIC	2	37	32D/01	100%LAC;1%NSR BRW
713	3665371	1/13/1977	12/27/2004	40.00	MALARTIC	4	51	32D/01	100%LAC;1%NSR BRW
713	3665372	1/13/1977	12/27/2004	40.00	MALARTIC	4	52	32D/01	100%LAC;1%NSR BRW
713	3665381	1/13/1977	12/25/2004	40.00	MALARTIC	3	38	32D/01	100%LAC;1%NSR BRW
713	3665382	1/13/1977	12/25/2004	40.00	MALARTIC	3	39	32D/01	100%LAC;1%NSR BRW
713	3665391	1/13/1977	12/25/2004	40.00	MALARTIC	3	40	32D/01	100%LAC;1%NSR BRW
713	3665392	1/13/1977	12/25/2004	40.00	MALARTIC	3	41	32D/01	100%LAC;1%NSR BRW
713	3665401	1/13/1977	12/25/2004	40.00	MALARTIC	3	42	32D/01	100%LAC;1%NSR BRW
713	3679881	7/15/1977	6/29/2003	40.00	MALARTIC	3	45	32D/01	100%LAC;1%NSR BRW
713	3679882	7/15/1977	6/29/2003	40.00	MALARTIC	3	47	32D/01	100%LAC;1%NSR BRW
713	3679891	7/15/1977	6/29/2003	40.00	MALARTIC	3	44	32D/01	100%LAC;1%NSR BRW
713	3679892	7/15/1977	6/29/2003	40.00	MALARTIC	3	48	32D/01	100%LAC;1%NSR BRW
713	3680991	8/9/1977	7/23/2003	40.00	MALARTIC	4	33	32D/01	100%LAC;1%NSR BRW
713	3680992	8/9/1977	7/23/2003	20.00	MALARTIC	4-N	34 1/2N	32D/01	100%LAC;1%NSR BRW
713	3680993	8/9/1977	7/23/2003	20.00	MALARTIC	4-N	35 1/2N	32D/01	100%LAC;1%NSR BRW
713	3681011	8/9/1977	7/23/2003	20.00	MALARTIC	4	36 1/2N+	32D/01	100%LAC;1%NSR BRW
713	3681012	8/9/1977	7/23/2003	20.00	MALARTIC	4-N	37 1/2N	32D/01	100%LAC;1%NSR BRW
713	3681052	8/9/1977	7/23/2003	40.00	MALARTIC	4	30	32D/01	100% LAC; 1% NSR BRW
713	3681061	8/9/1977	7/23/2003	40.00	MALARTIC	4	31	32D/01	100%LAC;1%NSR BRW
713	3681062	8/9/1977	7/23/2003	40.00	MALARTIC	4	32	32D/01	100%LAC;1%NSR BRW
713	3681561	9/9/1977	8/23/2003	40.00	MALARTIC	2	40 + LAC	32D/01	100%LAC;1%NSR BRW
713	3681562	9/9/1977	8/23/2003	40.00	MALARTIC	2-S	41 1/2S	32D/01	100%LAC;1%NSR BRW
713	3681641	9/9/1977	8/23/2003	40.00	MALARTIC	2	38 + LIT	32D/01	100%LAC;1%NSR BRW
713	3681642	9/9/1977	8/23/2003	40.00	MALARTIC	2	39 + LIT	32D/01	100%LAC;1%NSR BRW
713	3698232	4/26/1978	4/8/2005	40.00	MALARTIC	3	34 + LAC	32D/01	100%LAC;1%NSR BRW
713	3698272	4/26/1978	4/8/2005	40.00	MALARTIC	3	32	32D/01	100%LAC;1%NSR BRW

713	3698702	4/26/1978	4/8/2005	40.00	MALARTIC	3	35 CL +	32D/01	100%LAC;1%NSR BRW
713	3705461	11/15/1977	10/27/2004	40.00	MALARTIC	4	38	32D/01	100%LAC;1%NSR BRW
713	3705462	11/15/1977	10/27/2004	40.00	MALARTIC	4	39	32D/01	100%LAC;1%NSR BRW
713	3705862	4/26/1978	4/8/2005	40.00	MALARTIC	3	33	32D/01	100%LAC;1%NSR BRW
713	4554231	3/2/1987	1/29/2005	40.00	MALARTIC	4	50	32D/01	100%LAC;1%NSR BRW
713	4554232	3/2/1987	1/29/2005	40.00	MALARTIC	4	49	32D/01	100%LAC;1%NSR BRW
713	5121648	12/10/1994	3/2/2005	40.00	MALARTIC	02	34	32D/01	100%LAC;1%NSR LAVOIE
713	5121649	12/10/1994	3/2/2005	40.00	MALARTIC	02	35	32D/01	100%LAC;1%NSR LAVOIE
713	5121650	12/10/1994	3/2/2005	40.00	MALARTIC	02	36	32D/01	100%LAC;1%NSR LAVOIE
				1880.00

“Marban”

Project		Surveying	Expiration	Area
#	Claim #	date	date	(hec)	Township	Range	Lot	NTS	Ownership
821	0022313	4/24/1941	4/23/2005	25.20	DUBUISSON	10	4 A 8	32C/04	100% LAC PROP; OPTION AUR RESS.
821	0022314	4/24/1941	4/23/2005	50.40	DUBUISSON	10	4 A 13	32C/04	100% LAC PROP; OPTION AUR RESS.
821	0022334	4/24/1941	4/23/2005	50.40	DUBUISSON	10	4 A 13	32C/04	100% LAC PROP; OPTION AUR RESS.
821	0022335	4/24/1941	4/23/2005	25.20	DUBUISSON	10	9 A 13	32C/04	100% LAC PROP; OPTION AUR RESS.
821	0022351	4/24/1941	4/23/2005	50.40	DUBUISSON	10	4 A 13	32C/04	100% LAC PROP; OPTION AUR RESS.
821	0063091	8/18/1943	8/17/2003	19.50	DUBUISSON	10	20 A 23	32C/04	100% LAC PROP; OPTION AUR RESS.
821	1767661	10/4/1960	10/3/2003	3.80	FOURNIERE	10	59	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C001791	3/18/1936	3/17/2005	28.00	DUBUISSON	10	1	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C001792	3/18/1936	3/17/2005	50.40	DUBUISSON	10	2	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C002801	4/23/1936	4/22/2005	11.20	FOURNIERE	10	60	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C002802	4/23/1936	4/22/2005	17.20	FOURNIERE	10	62	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C002803	4/23/1936	4/22/2005	19.60	FOURNIERE	10	62	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C002804	4/23/1936	4/22/2005	12.40	FOURNIERE	10	60	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C002805	4/23/1936	4/22/2005	12.80	FOURNIERE	10	60	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C002811	4/23/1936	4/22/2005	21.20	FOURNIERE	10	62	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C002812	4/23/1936	4/22/2005	23.30	FOURNIERE	10	62	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C002813	4/23/1936	4/22/2005	14.80	FOURNIERE	10	60	32D/01	100% LAC PROP; OPTION AUR RESS.
821	C002821	3/18/1936	3/17/2005	25.20	DUBUISSON	10-S	3,1/2 S	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C002822	3/18/1936	3/17/2005	25.20	DUBUISSON	10-N	3,1/2 N	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C006401	7/16/1937	7/15/2003	17.40	DUBUISSON	10	4	32C/04	100% LAC PROP; OPTION AUR RESS.

821	C006402	7/16/1937	7/15/2003	16.40	DUBUISSON	10	20	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C006403	7/16/1937	7/15/2003	21.60	DUBUISSON	10	11	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C006411	8/29/1937	8/28/2003	15.40	DUBUISSON	10	11	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C006412	8/29/1937	8/28/2003	15.20	DUBUISSON	10	14	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C006421	8/20/1938	8/19/2003	35.60	DUBUISSON	10	16	32C/04	100% LAC PROP; OPTION AUR RESS.
821	C006422	8/20/1938	8/19/2003	35.20	DUBUISSON	10	17	32C/04	100% LAC PROP; OPTION AUR RESS.
821	CM474	1961/04/21	12/31/2003	31.55	DUBUISSON	10	8 A 10	32C/04	100% LAC PROP; OPTION AUR RESS.
821	CM512	1964/09/01	12/31/2003	24.52	DUBUISSON	10	13,14	32C/04	100% LAC PROP; OPTION AUR RESS.
821	CM513	1964/10/01	12/31/2003	14.77	DUBUISSON	10	8 A 10	32C/04	100% LAC PROP; OPTION AUR RESS.
				713.8 4

“Radium”

Project		Surveying	Expiration	Area
#	Claim #	date	date	(hec)	Township	Range	Lot	NTS	Ownership
830	3263002	8/2/1972	8/1/2003	33.20	FOURNIERE	10	24	32D/01	85% LAC PROP; 15% CURRIE - MILLS, 90JAB
830	3263011	8/2/1972	8/1/2003	38.00	FOURNIERE	10	22	32D/01	85% LAC PROP; 15% CURRIE - MILLS, 90JAB
830	3263012	8/2/1972	8/1/2003	46.80	FOURNIERE	10	21	32D/01	85% LAC PROP; 15%. CURRIE - MILLS, 90JAB
830	3263051	8/3/1972	8/2/2003	48.40	FOURNIERE	10	20	32D/01	85% LAC PROP; 15% CURRIE - MILLS, 90JAB
830	3263351	8/10/1972	8/9/2003	34.00	FOURNIERE	10	23	32D/01	85% LAC PROP; 15% CURRIE - MILLS, 90JAB
830	3490151	9/9/1974	9/8/2003	48.40	FOURNIERE	10	19	32D/01	85% LAC PROP; 15% CURRIE - MILLS, 90JAB
830	3490181	9/2/1974	9/1/2003	48.40	FOURNIERE	10	18	32D/01	85% LAC PROP; 15% CURRIE-MILLS, 90JAB
830	5137128	9/17/1995	2/4/2004	23.97	FOURNIERE	09	30	32D/01	100% BARRICK GOLD
830	5137129	9/17/1995	2/4/2004	18.40	FOURNIERE	09	29	32D/01	100% BARRICK GOLD
830	5137130	9/17/1995	2/4/2004	19.20	FOURNIERE	09	28	32D/01	100% BARRICK GOLD
				358.7
				.7

“Reservoir”

Project		Surveying	Expiration	Area
#	Claim #	date	date	(hec)	Township	Range	Lot	NTS	Ownership
829	3887321	6/20/1980	6/19/2003	48.00	FOURNIERE	10	17	32D/01	100% LAC PROPERTIES
829	3887331	6/20/1980	6/19/2003	48.00	FOURNIERE	10	15	32D/01	100% LAC PROPERTIES
829	3924261	7/5/1980	7/4/2003	48.00	FOURNIERE	10	13	32D/01	100% LAC PROPERTIES
829	3924271	7/5/1980	7/4/2003	48.00	FOURNIERE	10	14	32D/01	100% LAC PROPERTIES
829	3924281	7/5/1980	7/4/2003	48.00	FOURNIERE	10	16	32D/01	100% LAC PROPERTIES
				240.0
				0

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